UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): February 12, 2014

TRULI MEDIA GROUP, INC.
 (Exact name of registrant as specified in charter)

Oklahoma	000-53641	26-3090646
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

515 Chalette Drive
Beverly Hills, CA  90210
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (310) 274-0224

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02        Non-Reliance on Previously Issued Financial Statements

On February 10,, 2014,  Truli Media Group, Inc. (the “Company”) conclusively determined that the Company’s previously issued unaudited financial statements for the six months ended September 30, 2013 included in the Company’s Quarterly Report  on Form 10-Q  (the “Previously Issued Financial Statements”) filed with the United States Securities and Exchange Commission (the “SEC”) contain certain errors that materially impact the Previously Issued Financial Statements. Accordingly, these Previously Issued Financial Statements and related financial information should no longer be relied upon.

Specifically, on September 10, 2013, the Company issued $501,337 of the Company’s 12% Senior Convertible Debentures (“12% Debentures”). In connection with the transaction, the Company made certain statements or omissions, in the transaction documents, that were incorrect as of the date made. Such statements or omissions resulted in an event of default under the terms of the transaction documents and 12% Debentures. Upon such event of default: (i) the principal and accrued interest balance on the 12% Debentures increased to 150%, (ii) the interest rate increased to 18% (commencing 5 days after the event of default), and (iii) the amounts due under the 12% Debentures were accelerated and became immediately due and payable. As of September 30, 2013, the outstanding principal and interest balance of the 12% Debentures was reported as $504,663 but should have been reported as $769,765.

The Company expects to file its restated financial statements for the period ended September 30, 2013 as soon as is practicable.

The Company has discussed this matter with the Company’s independent registered public accounting firm

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRULI MEDIA GROUP, INC.

Date: February 12, 2014	By:	/s/ Michael Jay Solomon
	Name:	Michael Jay Solomon
	Title:	Chief Executive Officer

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